Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED Financial statements

Defined terms included below have the same meaning as terms defined and included elsewhere in this Form 8-K, unless defined below.

Introduction

The following unaudited pro forma condensed financial information of Integrated Rail presents the historical financial information of Integrated Rail, adjusted to give effect for the Asset Purchase from TSII. The following unaudited pro forma condensed financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed balance sheet as of September 30, 2025 presents the historical balance sheet of Integrated Rail, adjusted to give effect to the purchase of the TSII assets as of September 30, 2025, on a pro forma basis as if the Transaction had been completed on September 30, 2025.

The unaudited pro forma statements of operations for the year ended December 31, 2024 and the nine months ended September 30, 2025 present the historical statement of operations of Integrated Rail for such period on a pro forma basis as if the Transaction had been consummated on January 1, 2024, the beginning of the annual period presented.

The unaudited pro forma condensed financial information has been derived from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed financial information;

●	the historical audited financial statements of Integrated Rail as of and for the year ended December 31, 2024 and the related notes thereto, included elsewhere in this Form 8-K;

●	the historical audited financial statements of TSII as of and for the year ended December 31, 2024 and the related notes thereto, included elsewhere in this Form 8-K; and

●	the historical audited financial statements of Holdings as of December 31, 2024 and for the period from November 6, 2024 (inception) through December 31, 2024 and the related notes thereto, included elsewhere in this Form 8-K; and

●	the historical unaudited financial statements of Integrated Rail as of and for the nine months ended September 30, 2025 and the related notes thereto, included elsewhere in this Form 8-K; and

●	the historical unaudited financial statements of TSII as of and for the nine months ended September 30, 2025 and the related notes thereto, included elsewhere in this Form 8-K; and

●	the historical audited financial statements of Holdings as of and for the nine months ended September 30, 2025 and the related notes thereto, included elsewhere in this Form 8-K; and

●	the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Integrated Rail” and other financial information relating to Integrated Rail and TSII included elsewhere in this Form 8-K, including the Agreement and Plan of Merger.

The unaudited pro forma condensed financial information has been presented for illustrative purposes only and does not necessarily reflect what Integrated Rail’s financial condition or results of operations would have been had the Transaction occurred on the dates indicated.

Further, the unaudited pro forma condensed financial information also may not be useful in predicting the future financial condition and results of operations of Integrated Rail. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited transaction accounting adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed financial information are described in the accompanying notes. Integrated Rail believes that the assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transaction based on information available to management at this time and that the transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed financial information.

The Merger Agreement

On August 12, 2024, Integrated Rail entered into the Merger Agreement with Holdings, Lower Holdings, SPAC Merger Sub, Company Merger Sub, the Company and the Company Member Representative. Pursuant to the Merger Agreement, among other things, (i) SPAC Merger Sub will merge with and into SPAC, with SPAC continuing as the surviving entity and a wholly owned subsidiary of Holdings and (ii) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity and a wholly owned subsidiary of Lower Holdings.

Further, at the Effective Time, by virtue of the Company Merger, and without any action on the part of any Party or any action on the part of the holders of securities of any Party: (i) each issued and outstanding Company Membership Interest (other than the Rollover Interests) shall be converted automatically into, and thereafter represent, the right to receive, and the holder of such Company Membership Interest shall be entitled to receive the Company Merger Consideration and (ii) all of the limited liability company interests of Company Merger Sub that are issued and outstanding immediately prior to the Effective Time shall thereupon be converted into and become one Surviving Company Unit.

By virtue of the SPAC Merger and without any action on the part of any Party or any action on the part of the holders of securities of any Party: (i) immediately prior to the Effective Time, (a) every issued and outstanding SPAC Unit shall be automatically separated into one share of SPAC Class A Common Stock and one-half of one SPAC Public Warrant, in accordance with the terms of the applicable SPAC Unit; (b) each share of SPAC Common Stock issued and outstanding as of the Effective Time shall, at the Effective Time, be converted automatically into and thereafter represent the right to receive one share of Holdings Common Stock, following which all shares of SPAC Common Stock shall cease to be outstanding and shall automatically be canceled and shall cease to exist; and (ii) at the Effective Time, (a) and pursuant to the SPAC Warrant Agreement, as amended by the Warrant Amendment, each issued and outstanding SPAC Public Warrant and SPAC Private Warrant shall be converted into one Holdings Public Warrant and one Holdings Private Warrant, respectively and such Holdings Warrants shall have and be subject to substantially the same terms and conditions set forth in the SPAC Warrant Agreement (and in the SPAC Private Warrants Purchase Agreement, in the case of the Holdings Private Warrants), except as set forth in the Warrant Amendment; (b) if there are any shares of capital stock of SPAC that are owned by SPAC as treasury shares, such shares shall be canceled and extinguished without any conversion thereof or consideration therefor; and (c) each share of common stock of SPAC Merger Sub outstanding immediately prior to the Effective Time shall be converted into an equal number of shares of common stock of SPAC Surviving Subsidiary, with the same rights, powers and privileges as the shares so converted, and such shares shall constitute the only outstanding shares of capital stock of SPAC Surviving Subsidiary.

Additionally, at the Effective Time, by virtue of the Mergers and without any action on the part of any Party or any action on the part of the holders of securities of any Party, all of the shares of Holdings issued and outstanding immediately prior to the Effective Time (other than the Company Common Stock Consideration) shall be canceled and extinguished without any conversion thereof or consideration therefor.

The Merger Agreement provides that immediately prior to the Closing, and pursuant to the Rollover Agreement to be entered into the Company Members and Holdings, the Company Members will contribute the Rollover Interests to Holdings in exchange for the Company Common Stock Consideration. At the Effective Time, each issued and outstanding Company Membership Interest (other than Rollover Interests) will be converted into the right to receive the Company Merger Consideration, which is the Promissory Note in the original principal amount of $12,000,000 issued by Holdings to the sole member of the Company.

Under the Merger Agreement, as amended, the parties may pursue financing prior to Closing on mutually agreeable terms, and each of the Company, SPAC and Holdings will use their commercially reasonable best efforts in that regard and a cashless Closing is permitted. If any ‘Available Closing Date Cash’ is present at Closing, Holdings and Lower Holdings will use a portion of such cash, if any, to pay Outstanding Company Expenses and Outstanding SPAC Expenses as provided in the Merger Agreement. Upon the consummation of the Business Combination, Holdings will become the public reporting company and will be renamed Integrated Rail & Resources Inc.

Anticipated Accounting Treatment

The transaction between Integrated Rail and TSII is expected to be accounted for as an asset acquisition, in accordance with the accounting requirements under ASC 805-10-55, substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets, as such the transaction is not considered an acquisition of a business. In accordance with ASC 805-50-30-3, the Company concluded that it would allocate the cost associated with the asset acquisition to the individual assets acquired and/or liabilities assumed, based on their relative fair values. The acquired property includes 760 acres of land, multiple oil tanks and storage facilities, and an asphalt processing facility that while they are not currently being used, these facilities remain functional. The historical financial statements have impaired these assets due to management’s intention to no longer operate the facility. The purchase price allocation was first allocated to tangible assets acquired, primarily using a replacement cost allocation methodology for property, plant, and equipment acquired. Under this methodology there was no residual purchase price to allocate to intangible assets that may be associated with the asset acquisition. The Company measured the fair value in accordance with ASC 820.

Basis of Pro Forma Presentation

The unaudited pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The adjustments in the unaudited pro forma financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of Integrated Rail upon consummation of the Transaction and the other events contemplated by the Merger Agreement in accordance with U.S. GAAP.

The unaudited pro forma condensed financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Transaction occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Transaction and the other events contemplated by the Purchase Agreement are expected to be used for general corporate purposes. Further, the unaudited pro forma condensed financial information does not purport to project the future operating results or financial position of Integrated Rail following the consummation of the Transaction. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed financial information and are subject to change as additional information becomes available and analyses are performed.

For illustrative purposes, the unaudited pro forma condensed financial information reflect the actual redemption resulting in 25,561 SPAC Public Stockholders did not redeem their share.

The following table sets out share ownership of SPAC Common Stock on a Pro Forma basis assuming the No Additional Redemptions Scenario and the Maximum Redemptions Scenario and the assumption that the Anticipated Financing will be funded assuming 100% in equity:

	No Additional Redemption Scenario	% holding
TSII shareholders	800,000	12.2%
SPAC shareholders(1)(3)	25,561	0.4%
Sponsor and underwriter(1)	5,750,000	87.4%
Total shares outstanding(2)	6,575,561	100%

(1)	This amount excludes 9,400,000 private warrants and 11,500,000 public warrants outstanding of SPAC.
(2)	This amount excludes the shares issuable under the exchange for the October 2024 convertible note of 355,000 and the October 2025 convertible note of 60,000 shares.
(3)	This amount excludes the 224,098 shares redeemed by the SPAC Public shareholders on May 13, 2025, June 13, 2025 and September 13, 2025.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2025

				Actual Redemption
	Holdings (Historical)	TSII (Historical)	IRRX (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$—	$3,511	$4,458	$395,745	A	$703,714
				300,000	L
Total current assets	—	3,511	4,458	695,745		703,714
Non-current assets
Right of use asset	—	38,930	—	—		38,930
Restricted cash and cash equivalents	—	811,084	—	—		811,084
Property plant and equipment	—	—	—	16,437,804	C	16,437,804
Land	—	7,500,000	—	662,196	C	8,162,196
Investments held in Trust Account	—	—	673,027	(395,746)	A	—
				(279,509)	M
				1	G
				2,227	H
Total non-current assets	—	8,350,014	673,027	16,426,973		25,450,014
Total assets	$—	$8,353,525	$677,485	$17,122,718		$26,153,728

LIABILITIES
Current liabilities
Trade and other payables	$3,382	$36,000	$3,451,272	$(77,800)	C	$8,314,483
				4,901,629	B
Lease liabilities	—	3,530	—	—		3,530
Notes payable – related party	—	2,980,068	—	(2,980,068)	C	—
Accrued franchise tax	—	—	6,088	—		6,088
Redemption payable	—	—	233,794	(233,794)	M	—
Accrued excise tax	—	—	3,145,785	—		3,145,785
Income tax payable	—	—	289,815	(45,715)	M	244,100
Advance from related party	9,500	—	100,770	—		110,270
Promissory note – sponsor	—	—	5,393,225	—		5,393,225
Promissory note – related party	—	—	2,054,710	—		2,054,710
Company Merger consideration	—	—	—	12,000,000	C	12,000,000
Convertible note	—	—	1,490,459	600,000	L	2,090,459
Conversion event liability	—	—	688,414	198,393	L	886,807
Working Capital Loan – related party	—	—	17,935	—		17,935
Total current liabilities	12,882	3,019,598	16,872,267	14,362,645		34,267,392
Non-current liabilities
Surety reclamation deposit	—	308,848	—	—		308,848
Asset retirement obligation	—	547,220	—	—		547,220
Lease liabilities	—	35,727	—	—		35,727
Deferred underwriting commissions	—	—	8,050,000	(8,050,000)	B	—
Warrant liabilities	—	—	6,688,000	(3,680,000)	K	3,008,000
Total non-current liabilities	—	891,795	14,738,000	(11,730,000)		3,899,795
Total liabilities	12,882	3,911,393	31,610,267	2,632,645		38,167,187

Class A common stock subject to possible redemption	—	—	395,746	(395,746)	D	—
EQUITY
TSII membership	—	4,442,132	—	(4,442,132)	C	—
Holdings Class A common stock	—	—	575	50	C	657
				2	D

Additional paid-in capital	—	—	—	4,792,186	B	16,867,850
				7,999,920	C
				395,744	D
				3,680,000	K

Accumulated deficit	(12,882)	—	(31,329,103)	(1,643,815)	B	(28,881,966)
				4,600,000	C
				2,227	H
				(498,393)	L
Total equity	(12,882)	4,442,132	(31,328,528)	14,885,819		(12,013,459)
Total equity and liabilities	$—	$8,353,525	$677,485	$17,122,718		$26,153,728

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

				Actual Redemption
	Holdings (Historical)	TSII (Historical)	IRRX (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$20,000	$—	$—		$20,000
Total revenue	—	20,000	—	—		20,000

Salary and wages	—	61,744	—	—		61,744
Property tax	—	43,580	—	—		43,580
Accretion expense	—	28,995	—	—		28,995
Depreciation and amortization	—	—	—	1,574,686	CC	1,574,686
Professional fees	—	145,728	—			145,728
Other expenses	—	29,617	—	—		29,617
General and administrative	2,000	—	2,401,679	120,000	BB	2,523,679
Operating loss	(2,000)	(289,664)	(2,401,679)	(1,694,686)		(4,388,029)

Other income (expense)
Interest expense	—	—	(235,397)	—		(235,397)
Change in fair value of warrant liability	—	—	(2,508,000)	1,380,000	DD	(1,128,000)
Change in fair value of promissory note conversion option	—	—	(3,527)	—		(3,527)
Excise tax interest and penalties	—	—	(466,319)	—		(466,319)
Interest income on marketable securities held in Trust Account	—	—	63,598	(63,598)	AA	—
(Loss) income before income tax expense	(2,000)	(289,664)	(5,551,324)	(378,284)		(6,221,272)

Income tax expense	—	—	(11,297)	—		(11,297)
Net (loss) income	$(2,000)	$(289,664)	$(5,562,621)	$(378,284)		$(6,232,569)

Net income (loss) per member unit	$(2,000.00)	$(28,966,40)

Basic and diluted net loss per share, Class A common stock subject to possible redemption			$(0.94)
Basic and diluted net loss per share, Class B common stock			$(0.94)
Pro forma weighted average number of shares outstanding – basic and diluted						6,575,561
Pro forma earnings per share – basic and diluted						$(0.95)

UNAUDITED PRO FORMA CONDENSED COMBINED Statement of operations for the year ended december 31, 2024

				Actual Redemption
	Holdings (Historical)	TSII (Historical)	IRRX (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$24,000	$—	$—		$24,000
Total revenue	—	24,000	—	—		24,000

Salary and wages	—	73,541	—	—		73,541
Property tax	—	40,000	—	—		40,000
Accretion expense	—	35,977	—	—		35,977
Depreciation and amortization	—	—	—	2,099,582	CC	2,099,582
Other expenses	—	85,118	—	—		85,118
General and administrative	10,882	196,990	3,054,750	(120,000)	BB	3,142,622
Operating loss	(10,882)	(407,626)	(3,054,750)	(1,979,582)		(5,452,840)

Other income (expense)
Interest expense	—	—	(422,128)	(498,393)	FF	(920,521)
Change in fair value of warrant liability	—	—	(2,090,000)	1,150,000	DD	(940,000)
Change in fair value of promissory note conversion option	—	—	(17,821)	—		(17,821)
Excise tax interest and penalties	—	—	(214,457)	—		(214,457)
Interest income on marketable securities held in Trust Account	—	—	1,438,346	(1,438,346)	AA	—
(Loss) income before income tax expense	(10,882)	(407,626)	(4,360,810)	(2,766,321)		(7,545,639)

Income tax expense	—	—	(462,092)	—		(462,092)
Net (loss) income	$(10,882)	$(407,626)	$(4,822,902)	$(2,766,321)		$(8,007,731)

Net income (loss) per member unit	$(10,882)	$(40,762.60)

Basic and diluted net loss per share, Class A common stock subject to possible redemption			$(0.61)
Basic and diluted net loss per share, Class B common stock			$(0.61)
Pro forma weighted average number of shares outstanding – basic and diluted						6,575,561
Pro forma earnings per share – basic and diluted						$(1.22)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

Note 1 — Description of the Transaction

On August 12, 2024, Integrated Rail entered into the Merger Agreement with Holdings, Lower Holdings, SPAC Merger Sub, Company Merger Sub, the Company and the Company Member Representative. Pursuant to the Merger Agreement, among other things, (i) SPAC Merger Sub will merge with and into SPAC, with SPAC continuing as the surviving entity and a wholly owned subsidiary of Holdings and (ii) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity and a wholly owned subsidiary of Lower Holdings.

Further, at the Effective Time, by virtue of the Company Merger, and without any action on the part of any Party or any action on the part of the holders of securities of any Party: (i) each issued and outstanding Company Membership Interest (other than the Rollover Interests) shall be converted automatically into, and thereafter represent, the right to receive, and the holder of such Company Membership Interest shall be entitled to receive the Company Merger Consideration and (ii) all of the limited liability company interests of Company Merger Sub that are issued and outstanding immediately prior to the Effective Time shall thereupon be converted into and become one Surviving Company Unit.

By virtue of the SPAC Merger and without any action on the part of any Party or any action on the part of the holders of securities of any Party: (i) immediately prior to the Effective Time, (a) every issued and outstanding SPAC Unit shall be automatically separated into one share of SPAC Class A Common Stock and one-half of one SPAC Public Warrant, in accordance with the terms of the applicable SPAC Unit; (b) each share of SPAC Common Stock issued and outstanding as of the Effective Time shall, at the Effective Time, be converted automatically into and thereafter represent the right to receive one share of Holdings Common Stock, following which all shares of SPAC Common Stock shall cease to be outstanding and shall automatically be canceled and shall cease to exist; and (ii) at the Effective Time, (a) and pursuant to the SPAC Warrant Agreement, as amended by the Warrant Amendment, each issued and outstanding SPAC Public Warrant and SPAC Private Warrant shall be converted into one Holdings Public Warrant and one Holdings Private Warrant, respectively and such Holdings Warrants shall have and be subject to substantially the same terms and conditions set forth in the SPAC Warrant Agreement (and in the SPAC Private Warrants Purchase Agreement, in the case of the Holdings Private Warrants), except as set forth in the Warrant Amendment; (b) if there are any shares of capital stock of SPAC that are owned by SPAC as treasury shares, such shares shall be canceled and extinguished without any conversion thereof or consideration therefor; and (c) each share of common stock of SPAC Merger Sub outstanding immediately prior to the Effective Time shall be converted into an equal number of shares of common stock of SPAC Surviving Subsidiary, with the same rights, powers and privileges as the shares so converted, and such shares shall constitute the only outstanding shares of capital stock of SPAC Surviving Subsidiary.

Additionally, at the Effective Time, by virtue of the Mergers and without any action on the part of any Party or any action on the part of the holders of securities of any Party, all of the shares of Holdings that are issued and outstanding immediately prior to the Effective Time (other than the Company Common Stock Consideration) shall be canceled and extinguished without any conversion thereof or consideration therefor.

The Merger Agreement provides that immediately prior to the Closing, and pursuant to the Rollover Agreement to be entered into the Company Members and Holdings, the Company Members will contribute the Rollover Interests to Holdings in exchange for the Company Common Stock Consideration. At the Effective Time, each issued and outstanding Company Membership Interest (other than Rollover Interests) will be converted into the right to receive the Company Merger Consideration, which is the unsecured promissory note in the original principal amount of $12,000,000 issued by Holdings to the sole member of the Company.

Under the Merger Agreement, as amended, the parties may pursue financing prior to Closing on mutually agreeable terms, and each of the Company, SPAC and Holdings will use their commercially reasonable best efforts in that regard and a cashless Closing is permitted. If any ‘Available Closing Date Cash’ is present at Closing, Holdings and Lower Holdings will use a portion of such cash, if any, to pay Outstanding Company Expenses and Outstanding SPAC Expenses as provided in the Merger Agreement. Upon the consummation of the Business Combination, Holdings will become the public reporting company.

Note 2 — Basis of the Presentation

The unaudited pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The adjustments in the unaudited pro forma financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of Integrated Rail upon consummation of the Transaction and the other events contemplated by the Merger Agreement in accordance with U.S. GAAP.

The unaudited pro forma condensed financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Transaction occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Transaction and the other events contemplated by the Purchase Agreement are expected to be used for general corporate purposes. Further, the unaudited pro forma condensed financial information does not purport to project the future operating results or financial position of Integrated Rail following the consummation of the Transaction. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed financial information and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma condensed financial information reflects actual redemptions of Class A Common Stock in connection with the Transaction.

Anticipated Accounting Treatment

The transaction between Integrated Rail and TSII is expected to be accounted for as an asset acquisition, in accordance with the accounting requirements under ASC 805-10-55, substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets, as such the transaction is not considered an acquisition of a business. In accordance with ASC 805-50-30-3, the Company concluded that it would allocate the cost associated with the asset acquisition to the individual assets acquired and/or liabilities assumed, based on their relative fair values. The Company measured the fair value in accordance with ASC 820.

Note 3 — Transaction Accounting Adjustments to the Integrated Rail Unaudited Pro Forma Condensed Balance Sheet as of September 30, 2025:

The transaction accounting adjustments included in the unaudited pro forma condensed balance sheet as of September 30, 2025 are as follows:

A.	Reflects the liquidation and reclassification of $0.40 million of funds held in the Trust Account to cash that becomes available following the closing of the transaction.

B.	Represents estimated transaction costs expected to be incurred by Integrated Rail and TSII of approximately $7.6 million for legal, accounting and printing fees incurred as part of the Business Combination. For the Integrated Rail transaction costs, $6.00 million of these fees including $1.75 million of the deferred underwriting fee will be deferred until future financing is closed and $4.60 million are transaction costs to be capitalized (see adjustment C below). The remaining $6.30 million of the deferred underwriting fee is being waived and allocated proportionally to the historical allocation of transaction costs in SPAC’s IPO, resulting in $6.04 million being applied to additional paid in capital and $0.05 million being applied to accumulated deficit and $1.29 as a reduction to accrued expenses. TSII transaction costs of $1.25 million are expected to be paid following the closing of the business combination and are reflected as an adjustment to additional paid-in capital. SPAC negotiated with Stifel for a reduction of their underwriting fee from the original amount of $8 million to $1.75 million due to a correlated reduction of the amount of cash in trust from the original IPO size of $230 million to the current cash in trust size of $0.68 million. This reduction of the backend IPO underwriting fee is commensurate and pro rata with the redemptions of cash in trust that has occurred over the last 36 months.

C.	Reflects the acquisition of TSII acquired in the transaction under the terms of the Merger Agreement for (a) an Enterprise Value of $20 million, minus the Company Common Stock Consideration Amount of $8 million, minus (b) the Closing Company Indebtedness which was $0, minus (c) Company Merger Consideration in the original principal amount of $12 million. In addition, as noted above $4.60 million in transaction costs incurred by SPAC were capitalized for total consideration of $24.01 million. The Company Merger Consideration Note is an no interest note with a maturity date of March 2026.

Category Description	Fair Value	Shares
Common Stock	8.00	800,000
Company Merger Consideration	12.00
Transaction costs	4.60
Total Consideration	$24.60

Below is the summary and allocation against the preliminary estimated of the purchase price to the assets acquired and liabilities assumed (in millions) as follows:

Category Description	Fair Value		Estimated Remaining Useful Life
Buildings	$0.64		16
Centrifuges	1.28		4
Columns	3.91		16
Conveyors	0.28		4
Crushers	0.46		4
Heat Exchangers	1.59		5
Pumps	0.72		2
Site Improvements	0.07		4
Tanks	6.70		16
Washers	0.80		4
Plant and Equipment	16.44
Land	8.16
Total	$24.60	[1]
Net assets acquired

The Company applied a replacement cost approach in determining the fair value of the acquired property, plant, and equipment (PP&E). This methodology involved estimating the cost to replace each asset with a new asset of equivalent utility, adjusted for physical depreciation, functional obsolescence, and economic factors.

In accordance with ASC 805-50-30-3, the total purchase price was allocated based on the relative fair values of the acquired assets. The Company determined that all consideration was fully absorbed by the fair value of PP&E, with no residual amount available for allocation to identifiable intangible assets. This conclusion was based on the following factors: The allocation of fair value for the acquired assets has been performed on a pro rata basis, utilizing preliminary fair value estimates derived from the cost and market approaches. The total fair value of the identified assets reconciles to the purchase price, ensuring that the allocation accurately reflects the underlying value of the assets acquired. The Company assessed whether any identifiable intangible assets (such as trademarks, customer relationships, or proprietary technology) were separately recognizable under ASC 805 but concluded that none met the criteria for separate recognition.

[1]	NOTE TO CALABRESE: Unsure how to reconcile.

D.	Reflect the reclassification of $0.40 million to permanent equity as the 25,561 SPAC Public Stockholders did not redeem their share.

E.	No longer applicable

F.	The repayment of all Integrated Rail debt obligations is deferred and will be repaid at closing of a financing post business combination.

G.	Reflects the borrowing from Sponsor in order to fund extension payment into the Trust Account through October 15, 2025.

H.	Reflects interest earned in the Trust Account subsequent to September 30, 2025 and through November 15, 2025 closing date.

I	No longer applicable

J.	No longer applicable

K.	Reflects the reclassification of Integrated Rail’s public warrants from liability treated to equity treated.

L.	Reflects the issuance the October 2025 convertible promissory note at its face value of $600,000 and is reported net of a debt discount representing the initial fair value of the conversion event liability. In accordance with ASC 835, Interest (“ASC 835”), the Company capitalized the debt discount of $498,066 and is amortizing the debt discount ratably to interest expense on the consolidated statements of operations. Amortization of the debt discount is recognized over the shorter life of a) funded extension life of the Trust Account as of December 31, 2025 or b) the expected date of the consummation of the proposed Business Combination. The Company’s October 2025 convertible promissory note contains a conversion feature whereby, upon consummation of the proposed Business Combination with TSH Company, the note shall convert into 60,000 shares of UIGC’s common stock. The Company treats this conversion feature as an embedded derivative in accordance with ASC 815 and bifurcates the embedded derivative from the host contract. The fair value of the derivative was determined to be $198,393 using the valuation was approach used a probability weighted average. Included in the model are assumptions related to the Company’s stock price, discount rate, probability of closing on its proposed Business Combination, expected time until closing of its proposed Business Combination, and a market adjustment for the implied probability of closing on its proposed Business Combination..

M.	Reflects the redemption of SPAC Class A common stock on June 13, 2025 and September 13, 2025 of 16,528 and 11, respectively, resulting in the redemption payment of $0.23 million to redeeming shareholders.

Note 4 — Transaction Accounting Adjustments to the Integrated Rail Unaudited Pro Forma Condensed Statement of Operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024:

The transaction accounting adjustments included in the unaudited pro forma condensed statement of operation for the nine months September 30, 2025 and for the year ended December 31, 2024 are as follows:

(AA)	Reflects the reduction of interest income generated by the Company on funds held in the trust account that were utilized for the redemption of Class A common stock by investors as part of the transaction or reclassified to unrestricted cash.

(BB)	Reflects the elimination of administrative service fees that will cease to be paid upon closing of the transaction.

(CC)	Reflects depreciation expense based on estimated useful life of the property and equipment acquired. Annual depreciation is expected to be $1.28 million for the nine months ended September 30, 2025 and $1.71 million for the year ended December 31, 2024.

(DD)	Reflects the change in fair value associated with the public warrants which would be equity classified post closing of the transaction.

(EE)	No longer applicable

(FF)	Reflects the in interest expense related to the amortization of the debt discount of $498,393. Assuming the funding would have occurred on January 1, 2024 the first period presented, as further described in adjustment L above.

Note 5 — Net (Loss) Income per Share

The following table shows the net (loss) income per share calculated using the historical weighted average shares of Common Stock outstanding for the nine months ended September 30, 2025.

Three Months Ended September 30, 2025	Assuming No Redemptions
Pro forma net income (loss)	$(6,232,569)
Pro forma weighted average shares outstanding – basic and diluted	6,575,561
Net income (loss) per share – basic and diluted	$(0.95)
Pro Forma Weighted Average Shares
TSII shareholders	800,000
SPAC shareholders(1)	25,561
Sponsor and underwriter(1)	5,750,000

Pro forma weighted average shares outstanding, basic and diluted(2)	6,575,561

(1)	This amount excludes 9,400,000 private warrants and 11,500,000 public warrants outstanding of SPAC.
(2)	This amount excludes the shares issuable under the exchange for the October 2024 convertible note of 355,000 and the October 2025 convertible note of 60,000 shares The following table shows the net (loss) income per share calculated using the historical weighted average shares of Common Stock outstanding for the three months ended December 31, 2024.

Year Ended December 31, 2024	Assuming No Redemptions
Pro forma net income (loss)	$(8,007,731)
Pro forma weighted average shares outstanding – basic and diluted	6,575,561
Net income (loss) per share – basic and diluted	$(1.22)
Pro Forma Weighted Average Shares
TSII shareholders	800,000
SPAC shareholders(1)	25,561
Sponsor and underwriter(1)	5,750,000
Pro forma weighted average shares outstanding, basic and diluted(2)	6,930,561

(1)	This amount excludes 9,400,000 private warrants and 11,500,000 public warrants outstanding of SPAC.
(2)	This amount excludes the shares issuable under the exchange for the October 2024 convertible note of 355,000 and the October 2025 convertible note of 60,000 shares